Exhibit 8.1

November 10, 2014

The GEO Group, Inc.

One Park Place, Suite 700,

621 Northwest 53rd Street

Boca Raton, FL 33487

Re:     Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax matters in connection with the offer and sale (the “Offering”) from time to time of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Shares”) pursuant to a prospectus supplement dated November 10, 2014 (the “Prospectus Supplement”) to a prospectus dated September 12, 2014, as amended through the date hereof, (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), as part of a registration statement on Form S-3ASR (File No. 333-198729) filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2014, as amended through the date hereof (the “Registration Statement”) and the several equity distribution agreements dated November 10, 2014 between the Company and each of SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Avondale Partners, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., and MLV & Co. LLC as sales agents (the “Sales Agents”), respectively (each, an “Equity Distribution Agreement”). We have acted as United States federal income tax counsel to GEO in connection with the Offering and have participated in the preparation of the Prospectus Supplement.

The GEO Group, Inc.

One Park Place, Suite 700,

621 Northwest 53rd Street

Boca Raton, FL 33487

November 10, 2014

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus Supplement and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of GEO (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of GEO and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Prospectus Supplement, or in any other document. In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representation that the statements, representations and covenants contained in the Officers’ Certificate, the Prospectus Supplement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) GEO and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Florida or of any other jurisdiction under the laws of which any of the entities comprising the

The GEO Group, Inc.

One Park Place, Suite 700,

621 Northwest 53rd Street

Boca Raton, FL 33487

November 10, 2014

Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion on any issue relating to GEO or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that, commencing with GEO’s taxable year ending on December 31, 2013, GEO has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

As noted in the Prospectus Supplement, GEO’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of GEO’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you in connection with the Offering. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to

The GEO Group, Inc.

One Park Place, Suite 700,

621 Northwest 53rd Street

Boca Raton, FL 33487

November 10, 2014

reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom LLP

/s/ Skadden, Arps, Slate, Meagher & Flom LLP